TABERNA REALTY FINANCE TRUST

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Exhibit 99.4

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of Taberna Realty Finance Trust:

We have audited the accompanying consolidated balance sheet of Taberna Realty Finance Trust (the “Company”) as of December 31, 2005, and the related consolidated statements of income, other comprehensive income, beneficiaries’ equity and cash flows for the period from April 28, 2005 to December 31, 2005 and the consolidated statements of income, other comprehensive loss, member equity, and cash flows of Taberna Capital Management, LLC and Taberna Securities, LLC (collectively the “Predecessor”) for the period from March 3, 2005 to April 27, 2005. Our audits also included the financial statement schedules listed in the index to consolidated financial statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of the Company’s internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Taberna Realty Finance Trust at December 31, 2005, and the consolidated results of its operations and cash flows for the period from April 28, 2005 to December 31, 2005, and the consolidated results of operations and cash flows of the Predecessor for the period from March 3, 2005 to April 27, 2005 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 31, 2006

Taberna Realty Finance Trust

Consolidated Balance Sheet

As of December 31, 2005

(In thousands, except share and per share information)

Assets
Investments in securities and related receivables
Available-for-sale securities	$2,217,916
Security-related receivables	568,122

Total investment in securities and related receivables	2,786,038

Investment in residential mortgages and mortgage-related receivables
Residential mortgages and mortgage-related receivables	4,463,735
Residential mortgage derivatives	1,609
Loan loss reserve	(641)

Total investment in residential mortgages and mortgage-related receivables	4,464,703
Cash and cash equivalents	95,878
Restricted cash	120,944
Warehouse deposits	60,356
Accounts receivable and accrued management fees receivable	5,362
Accrued interest receivable	49,654
Prepaid expenses and other assets	4,623
Deferred financing costs, net of accumulated amortization of $2,613	133,777

Total assets	$7,721,335

Liabilities and beneficiaries’ equity
Indebtedness
Repurchase agreements	$220,507
Mortgage-backed securities issued	4,231,267
Trust preferred obligations	600,470
CDO notes payable	2,049,700

Total indebtedness	7,101,944

Accrued interest payable	34,510
Accounts payable and accrued expenses	10,681
Due to broker and other liabilities	22,704

Total liabilities	7,169,839
Minority interest	139,001

Beneficiaries’ equity
Preferred shares, $0.01 par value per share, 30,000,000 shares authorized, no shares issued and outstanding	—
Common shares, $0.01 par value per share, 100,000,000 shares authorized, 43,653,272 issued and outstanding, including 853,011 unvested restricted share awards	428
Additional paid in capital	418,994
Accumulated other comprehensive loss	(5,181)
Cumulative earnings	16,853
Cumulative distributions	(18,599)

Total beneficiaries’ equity	412,495

Total liabilities and beneficiaries’ equity	$7,721,335

The accompanying notes are an integral part of this consolidated financial statement.

Taberna Realty Finance Trust

Consolidated Statements of Income

(In thousands, except share and per share information)

		Predecessor
	For the period from April 28, 2005 through December 31, 2005	For the period from March 3, 2005 (inception) through April 27, 2005
Revenue:
Investment interest income	$101,720	$428
Investment interest expense	(90,847)	(428)
Provision for loan loss	(641)	—
Change in fair value of free-standing derivatives	10,206	(2,102)
Change in fair value of residential mortgage derivatives	1,769	—

Net investment income (loss)	22,207	(2,102)

Asset management fees	1,792	367
Structuring fees	—	4,263

Total revenue	23,999	2,528

Expenses:
Compensation expense	7,465	310
Shared services expenses	891	—
General and administrative	2,511	241

Total expenses	10,867	551

Income before interest and other income, minority interest and taxes	13,132	1,977
Interest and other income	5,308	7
Unrealized gain on interest rate hedges	19,608	—

Income before minority interest and taxes	38,048	1,984
Minority interest	(11,392)	—

Income before taxes	26,656	1,984
Provision for income taxes	(9,803)	(986)

Net income	$16,853	$998

Earnings per share — basic:
Basic earnings per share	$0.50

Weighted-average shares outstanding — Basic	33,835,490

Earnings per share — diluted:
Diluted earnings per share	$0.50

Weighted-average shares outstanding — Diluted	34,003,545

Distributions paid per common share	$0.54

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Consolidated Statements of Other Comprehensive Loss

(Dollars in thousands)

		Predecessor
	For the period from April 28, 2005 through December 31, 2005	For the period from March 3, 2005 (inception) through April 27, 2005
Net income	$16,853	$998
Other comprehensive loss:
Change in the fair value of cash-flow hedges	1,884	—
Realized loss on cash flow hedges reclassified to earnings	196	—
Change in the fair value of available-for-sale securities	(17,582)	—

Total other comprehensive loss before minority interest allocation	(15,502)	—
Allocation to minority interest	10,321	—

Total other comprehensive loss	(5,181)	—

Comprehensive income	$11,672	$998

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Consolidated Statements of Beneficiaries’ and Member Equity

(Dollars in thousands, except share information)

	(Predecessor)	(Company)
	Member equity	Preferred Shares	Preferred Shares Par Value	Common Shares	Common Shares Par Value	Additional Paid In Capital	Accumulated Other Comprehensive Income	Cumulative Earnings	Cumulative Distributions	Total
Balance, March 3, 2005 (inception)	$—	—	$—	100	$—	$1	$—	$—	$—	$1
Net income	998	—	—	—	—	—	—	—	—	998
Capital contribution	2,673	—	—	—	—	—	—	—	—	2,673

Balance, April 27, 2005	3,671	—	—	100	—	1	—	—	—	3,672
Transfer of historical equity, as restated	(3,671)	—	—	—	—	3,671	—	—	—	—
Common share offering	—	—	—	21,861,940	219	183,013	—	—	—	183,232

Balance, April 28, 2005	—	—	—	21,862,040	219	186,685	—	—	—	186,904
Net income	—	—	—	—	—	—	—	16,853	—	16,853
Other comprehensive loss	—	—	—	—	—	—	(5,181)	—	—	(5,181)
Common share offering	—	—	—	20,700,000	207	229,859	—	—	—	230,066
Issuance of restricted share awards	—	—	—	1,091,232	—	—	—	—	—	—
Amortization of deferred compensation	—	—	—	—	2	2,450	—	—	—	2,452
Distributions paid ($0.54 per common share)	—	—	—	—	—	—	—	—	(18,599)	(18,599)

Balance, December 31, 2005	$—	—	$—	43,653,272	$428	$418,994	$(5,181)	$16,853	$(18,599)	$412,495

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Consolidated Statements of Cash Flows

(Dollars in thousands)

		Predecessor
	For the period from April 28, 2005 through December 31, 2005	For the period from March 3, 2005 (inception) through April 27, 2005
Operating activities:
Net income	$16,853	$998
Adjustments to reconcile net income to cash flow from operating activities:
Minority interest	11,392	—
Provision for loan loss	641	—
Amortization of deferred compensation	2,388	—
Amortization of premiums on investments in residential mortgages	295	—
Amortization of discounts on residential mortgage-backed securities	1,104	—
Amortization of deferred costs	2,321	—
Unrealized gain on interest rate hedges	(19,608)	—
Changes in assets and liabilities:
Accounts receivable and accrued management fees receivable	(3,036)	—
Accrued interest receivable	(15,347)	—
Prepaid expenses and other assets	15,495	—
Accrued interest payable	18,421	—
Accounts payable and accrued expenses	8,419	2,326
Due to broker and other liabilities	14,423	1,329

Cash flow from operating activities	53,761	4,653

Investing activities:
Purchase of investments in securities, including accrued interest of $14,267	(2,820,395)	—
Purchase of residential mortgages and mortgage-related receivables, including accrued interest of $20,038	(4,592,838)	—
Principal repayments on residential mortgages and mortgage-related receivables	108,770	—
Investment in net mortgage derivatives	(1,609)	—
Increase in restricted cash	(120,944)	—
Increase in warehouse deposits	(55,356)	(5,000)

Cash flow from investing activities	(7,482,372)	(5,000)

Financing activities:
Borrowing (repayments) on repurchase agreements, net	220,507	—
Proceeds from issuance of residential mortgage-backed securities, net of discounts	4,319,234	—
Repayments on residential mortgage-backed securities	(72,982)	—
Proceeds from issuance of trust preferred obligations	600,470	—
Proceeds from issuance of CDO notes payable	2,049,700	—
Proceeds from the issuance of preference shares of CDOs	86,800	—
Proceeds from cash flow hedges	9,423	—
Realized gain from termination of interest rate hedges	1,568	—
Payments for deferred costs	(82,894)	—
Capital contributions	—	347
Common share issuances, net of costs incurred	413,298	—
Distributions to minority interest holders in CDOs	(2,036)	—
Distributions paid to common shareholders	(18,599)	—

Cash flow from financing activities	7,524,489	347

Net change in cash and cash equivalents	95,878	—
Cash and cash equivalents at the beginning of the period	—	—

Cash and cash equivalents at the end of the period	$95,878	$—

Supplemental cash flow information:
Cash paid for interest	$48,970	$—
Cash paid for taxes	$5,575	—
Common stock issued in acquisitions, net of warehouse deposits acquired of $5,000	$15,000	—
Deferred costs contributed to Trust VIEs	$53,166	—

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

NOTE 1:    THE COMPANY

Taberna Realty Finance Trust (the “Company”) was formed as a Maryland real estate investment trust on March 3, 2005. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2005. On April 28, 2005, the Company completed a private placement of common shares under Rule 144A, Regulation S and Regulation D under the Securities Act of 1933, as amended, completed the acquisition of Taberna Capital Management, LLC (“TCM”) and Taberna Securities, LLC (“TS”) (together the “Predecessor”) and commenced operations. Prior to April 28, 2005, TCM and TS were wholly-owned by Cohen Brothers, LLC (“Cohen Bros.”). The period from March 3, 2005 through April 27, 2005 is referred to as the Predecessor Period.

The Company is a self-managed and self-advised real estate investment trust. The Company provides financing for REITs and other real estate operating companies and invests in real estate-related assets with the objective of generating attractive risk-adjusted returns and cash distributions for its shareholders. The Company focuses its activities in the following areas:

•	originating financing for REITs and other real estate operating companies, primarily in the form of trust preferred securities (“TruPS”), subordinated debt and, possibly, other securities;

•	investing in commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”), mortgage loans, and other real estate-related senior and subordinated debt securities; and

•	structuring, managing and investing in collateralized debt obligation (“CDO”) transactions and other asset securitizations that will enable it to match-fund certain of its assets with liabilities through its established financing strategy.

The Company may also invest in other types of investments.

The Company generates earnings from its investments and CDO transactions. A CDO is a securitization structure in which multiple classes of debt and equity are issued to finance a portfolio of assets. The Company expects to supplement earnings from its investments with fees received by its subsidiaries, including management fees received by TCM, which is one of the Company’s taxable REIT subsidiaries (“TRSs”), for structuring and managing CDOs, and origination fees received by TS, another domestic TRS and a registered broker-dealer, in connection with the origination of financing transactions.

NOTE 2:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The results of operations for the period from April 28, 2005 through December 31, 2005 are not necessarily indicative of the results to be obtained for a full fiscal year.

b. Principles of Consolidation

The accompanying consolidated financial statements reflect the accounts of the Company and its majority-owned and/or controlled subsidiaries. The portions of these entities not owned by the Company are presented as minority interest as of the dates and for the periods presented in the consolidated financial statements. The Predecessor Period includes the accounts of TCM and TS. All intercompany accounts and transactions have been eliminated in consolidation.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

When the Company obtains an explicit or implicit interest in an entity, the Company evaluates the entity to determine if the entity is a variable interest entity (“VIE”), and, if so, whether or not the Company is deemed to be the primary beneficiary of the VIE, in accordance with Financial Accounting Standard Board (“FASB”) Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”). Generally, the Company consolidates VIEs of which the Company is deemed to be the primary beneficiary or non-VIEs which the Company controls. The primary beneficiary of a VIE is the variable interest holder that absorbs the majority of the variability in the expected losses or the residual returns of the VIE. When determining the primary beneficiary of a VIE, the Company considers its aggregate explicit and implicit variable interests as a single variable interest. If the Company’s single variable interest absorbs the majority of the variability in the expected losses or the residual returns of the VIE, the Company is considered the primary beneficiary of the VIE. In the case of non-VIEs or VIEs where the Company is not deemed to be the primary beneficiary and the Company does not control the entity, but has the ability to exercise significant influence over the entity, the Company accounts for its investment under the equity method. The Company reconsiders its determination of whether an entity is a VIE and whether the Company is the primary beneficiary of such VIE if certain events occur.

The Company has determined that certain special purpose trusts formed by issuers of TruPS to issue such securities are VIEs (“Trust VIEs”) and that the holder of the majority of the TruPS issued by the Trust VIEs would be the primary beneficiary. In most instances, the Company is the primary beneficiary of the Trust VIEs because it holds, either explicitly or implicitly, the majority of the TruPS issued by the Trust VIEs. Certain TruPS issued by Trust VIEs are initially financed directly by CDOs or through the Company’s warehouse facilities. Under the warehouse agreements, the Company deposits cash collateral with an investment bank and bears the first dollar risk of loss, up to the Company’s collateral deposit, if an investment held under the warehouse facility is liquidated at a loss. This arrangement causes the Company to hold an implicit interest in the Trust VIEs that issued TruPS held by warehouse providers. The primary assets of the Trust VIEs are subordinated debentures issued by the sponsors of the Trust VIEs in exchange for the TruPS proceeds. These subordinated debentures have terms that mirror the TruPS issued by the Trust VIEs. Upon consolidation of the Trust VIEs, these subordinated debentures, which are assets of the Trust VIE, are included in the Company’s financial statements and the related TruPS are eliminated. Pursuant to Emerging Issues Task Force Issue No. 85-1: “Classifying Notes Received for Capital Stock,” subordinated debentures issued to Trust VIEs as payment for common equity securities issued by Trust VIEs are recorded net of the common equity securities issued.

The Company consolidates various CDO entities and residential mortgage securitizations that are VIE entities when the Company is determined to be the primary beneficiary.

c. Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

d. Cash and Cash Equivalents

Cash and cash equivalents include cash held in banks and highly liquid investments with maturities of three months or less when purchased.

e. Restricted Cash

Restricted cash represents amounts held on deposit by investment banks as collateral for derivative contracts and proceeds from the issuance of CDO notes payable by CDO securitizations that are restricted for the purpose

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

of funding additional investments in securities subsequent to the balance sheet date. As of December 31, 2005, the Company had $3,569 of restricted cash held by investment banks as collateral for derivative contracts and $117,375 held by CDO securitization entities that are consolidated by the Company.

f. Warehouse Deposits

Warehouse deposits represent amounts held by providers of warehouse facilities as collateral for the Company’s warehouse facilities. These deposits bear the first dollar risk of loss, up to the Company’s collateral amount, if an investment is liquidated from the warehouse facility at a loss.

g. Investments

The Company invests primarily in debt securities, residential mortgage portfolios and mortgage-related receivables and may invest in other types of real estate-related assets. The Company accounts for its investments in securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” as amended and interpreted (“SFAS No. 115”), and designates each investment as a trading security, an available-for-sale security, or a held-to-maturity security based on management’s intent at the time of acquisition. Under SFAS No. 115, trading securities are recorded at their fair value each reporting period with fluctuations in fair value reported as a component of earnings. Available-for-sale securities are recorded at fair value with changes in fair value reported as a component of other comprehensive income (loss). Fair value is based primarily on quoted market prices from independent pricing sources when available for actively traded securities or discounted cash flow analyses developed by management using current interest rates and other market data for securities without an active market. Management’s estimate of fair value is subject to a high degree of variability based upon market conditions and management assumptions. Upon the sale of an available-for-sale security, the realized gain or loss on the sale will be recorded as a component of earnings in the respective period. Held-to-maturity investments are carried at amortized cost at each reporting period.

The Company accounts for its investments in subordinated debentures owned by Trust VIEs that the Company consolidates as available-for-sale securities. These VIEs have no ability to sell, pledge, transfer or otherwise encumber the trust or the assets of the trust until such subordinated debenture’s maturity. The Company accounts for investments in securities where the transfer meets the criteria under Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS No. 140”) as a financing at amortized cost. The Company’s investments in security-related receivable represent securities that were transferred to CDO securitization entities by the transferors that maintained some level of continuing involvement.

The Company accounts for its investments in residential mortgages and mortgage-related receivables at amortized cost. The carrying value of these investments is adjusted for origination discounts/premiums, nonrefundable fees and direct costs for originating loans which are amortized into income on a level yield basis over the terms of the loans.

The Company maintains an allowance for mortgage and mortgage-related loan losses based on management’s evaluation of known losses and inherent risks in the portfolios, for example, historical and industry loss experience, economic conditions and trends, estimated fair values, the quality of collateral and other relevant factors.

Mortgage-related receivables represent loan receivables secured by residential mortgages, the legal title to which is held by trust subsidiaries of the Company. These residential mortgages were transferred to the trust

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

subsidiaries in transactions accounted for as financings under SFAS No. 140. Mortgage-related receivables maintain all of the economic attributes of the underlying residential mortgages and all benefits or risks of that ownership inure to the trust subsidiary.

The Company uses its judgement to determine whether an investment has sustained an other-than-temporary decline in value. If the Company determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings, and the Company establishes a new cost basis for the investment. If a security that is available for sale sustains an other-than-temporary impairment, the identified impairment is reclassified from accumulated other comprehensive income to earnings, thereby establishing a new cost basis. The Company’s evaluation of an other-than-temporary decline is dependent on the specific facts and circumstances. Factors that the Company considers in determining whether an other-than-temporary decline in value has occurred include: the estimated fair value of the investment in relation to its cost basis; the financial condition of the related entity; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the fair value of the investment.

h. Transfers of Financial Assets

The Company accounts for transfers of financial assets under SFAS No. 140 as either sales or financings. Transfers of financial assets that result in sales accounting are those in which (1) the transfer legally isolates the transferred assets from the transferor, (2) the transferee has the right to pledge or exchange the transferred assets and no condition both constrains the transferee’s right to pledge or exchange the assets and provides more than a trivial benefit to the transferor, and (3) the transferor does not maintain effective control over the transferred assets. If the transfer does not meet these criteria, the transfer is accounted for as a financing. Financial assets that are sold are removed from the Company’s accounts with any realized gain (loss) reflected in earnings during the period of sale. Financial assets that are treated as financings are maintained on the balance sheet with proceeds received from the legal transfer reflected as securitized borrowings.

i. Residential Mortgage Derivatives

The Company invests in residential mortgage loans prior to securitization and uses variable rate repurchase agreements provided by investment banks to finance its investment. During 2005, the Company purchased certain residential mortgage portfolios from various investment banks and financed those purchases with repurchase agreements provided by the same investment bank that sold the residential mortgage loans. Under the Company’s repurchase agreements, these residential mortgage loans are transferred to the investment bank in exchange for short-term financing. Pursuant to SFAS No. 140, the initial transfer of residential mortgage loans from the investment bank to the Company and the subsequent transfer under the repurchase agreement financing provided by the same investment bank does not meet the “legal isolation” criteria of SFAS No. 140, paragraph 9(a). As a result, the Company has recorded these residential mortgage loans, net of the related repurchase agreement financing, as residential mortgage derivatives during 2005. All changes in the fair value of the residential mortgage derivative prior to securitization are included in the statement of income as a change in the fair value of residential mortgage derivatives.

j. Deferred Costs

The Company records its deferred costs incurred in placing CDO notes payable and other debt instruments in accordance with Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS No. 91”), and amortizes these costs over the expected life of the related debt using the effective interest method. Included in deferred costs are issuance costs of Trust VIEs that the Company consolidates. These costs include origination discounts and other legal costs associated with the issuance of TruPS by the Trust VIEs. These costs are paid by the sponsors of the Trust VIEs with no requirement to directly reimburse the sponsor of the Trust VIEs, but, pursuant to Staff Accounting Bulletin Topic 5T, these amounts are included as deferred costs and corresponding amounts are recorded in minority interest. These costs are amortized to investment interest expense over the term of the Trust VIE’s assets, with such amortization allocated entirely to minority interest in the consolidated statement of income.

k. Revenue Recognition

1)	Net investment income—the Company recognizes, and the Predecessor recognized, interest income from investments in debt and other securities and residential mortgages over the estimated life of the underlying financial instruments on a yield to maturity basis. In accordance with Emerging Issues Task Force Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets,” the Company recognizes interest income from purchased interests in certain financial assets on an estimated effective yield to maturity basis. Management estimates the current yield on the amortized cost of the investment based on estimated cash flows after considering prepayment and credit loss experience. The adjusted yield is then applied prospectively to recognize interest income for the next quarterly period. The carrying value is assessed for impairment on a recurring basis, and management will record an impairment write-down if the investment is deemed to be other than temporarily impaired.

Also included in investment income is the change in fair value for non-hedge derivatives as described in Note 7 and residential mortgage derivatives described above.

2)	Structuring fees—TCM receives, and the Predecessor earned, structuring fees for services rendered in connection with the formation of CDO securitization entities. The structuring fee is a contractual fee paid when the related services are completed. The structuring fee is a negotiated fee with the investment bank acting as placement agent for the CDO securities and is capitalized by the CDO securitization entity as a deferred financing cost. From time to time, the Company may decide to invest in the debt or equity securities issued by CDO securitization entities. The Company evaluates its investment in these entities under FIN 46R to determine whether the entity is a VIE, and, if so, whether or not the Company is the primary beneficiary. If the Company determines it is the primary beneficiary, it will consolidate the accounts of the CDO securitization entity into the Company’s consolidated financial statements. Upon consolidation, the Company eliminates intercompany transactions, specifically the structuring fees and deferred financing costs paid. Through December 31, 2005, TCM received $13,400 in structuring fees from the issuers of CDO securities that have been eliminated in consolidation.

3)	Asset management fees—the Company provides ongoing management services to CDO investment portfolios under cancelable management agreements. The management fees are an administrative cost of the CDO entity and are paid by the CDO administrative trustee on behalf of its investors. These asset management fees are recognized when earned and are paid quarterly. Asset management fees from consolidated CDOs are eliminated in consolidation. Through December 31, 2005, TCM earned $4,208 of asset management fees, of which the Company has eliminated $2,416 upon consolidation of CDOs of which the Company is the primary beneficiary.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

4)	Loan origination fees—The Company originates investments in TruPS, real estate debt and preferred securities through TS. These origination fees are deferred and amortized as a component of net investment income using the effective interest method over the life of the related investments in accordance with SFAS No. 91. The Company did not originate any securities during 2005; Cohen Bros. acted in this capacity for the Company during 2005.

l. Derivative Instruments

The Company uses derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

In accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted (“SFAS No. 133”), the Company measures each derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and records such amounts in its consolidated balance sheet as either an asset or liability. For derivatives designated as fair value hedges or for derivatives not designated as hedges, the changes in fair value of both the derivative instrument and the hedged item are recorded in earnings. For derivatives designated as cash flow hedges, the effective portions of changes in the fair value of the derivative are reported in other comprehensive income. Changes in the ineffective portions of cash flow hedges are recognized in earnings.

m. Accounting for Off-Balance Sheet Arrangements.

The Company maintains warehouse financing arrangements with various investment banks. Prior to the completion of a CDO securitization, warehouse providers acquire investments in accordance with the terms of the warehouse facilities. The Company receives the difference between the interest earned on the investments under the warehouse facilities and the interest charged by the warehouse providers from the dates on which the respective investments were acquired. Under the warehouse agreements, the Company is required to deposit cash collateral with the warehouse provider and as a result, the Company bears the first dollar risk of loss, up to the warehouse deposit, if (i) an investment funded through the warehouse facility becomes impaired or (ii) a CDO is not completed by the end of the warehouse period, and in either case, the warehouse provider is required to liquidate the securities at a loss. These off-balance sheet arrangements are not consolidated because our risk of loss is generally limited to the cash held as collateral by the warehouse providers. Under FASB Staff Position FIN 46R-5, the cash collateral provided by the Company creates an implicit interest in the underlying investments and VIEs funded on warehouse facilities. As more fully discussed under principles of consolidation on page F-28, the Company analyzes and consolidates VIEs funded on warehouse facilities if the Company is determined to be the primary beneficiary of the VIE. The Company records the cash collateral as warehouse deposits in its financial statements. The net difference earned from these warehouse facilities is considered a non-hedge derivative and is recorded at fair value in the financial statements. Changes in fair value are reflected in earnings in the respective period.

n. Income Taxes

The Company intends to elect and qualify to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to shareholders and as long as certain asset, income and share ownership tests are met. If the Company were to fail to meet these

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its shareholders. Management believes that all of the criteria to maintain the Company’s REIT qualification have been met for the applicable periods in 2005, but, there can be no assurances that these criteria will continue to be met in subsequent periods. The tax treatment of the Company’s distributions, totaling $0.54 per common share, for the period from April 28, 2005 through December 31, 2005 was as follows: ordinary distributions—$0.30, qualified distributions—$0.15, and return of capital distributions—$0.09.

The Company maintains various TRSs, which may be subject to U.S. federal, state and local income taxes. From time to time, these TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred financing costs by the CDO entities. Certain CDO entities may be consolidated in the Company’s financial statements pursuant to FIN 46R. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

o. Share-Based Payment

The Company accounts for its share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R “Share-Based Payment.” The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and records compensation expense over the related vesting period.

NOTE 3:    ACQUISITION

On April 28, 2005, the Company completed its acquisition of TCM and TS from Cohen Bros. in exchange for 2,000,000 common shares valued at $10.00 per common share based on the value ascribed in the Company’s private placement of common shares on April 28, 2005.

The acquisition of each of TCM and TS was accounted for as a merger of entities under common control under Staff Accounting Bulletin Topic 5G, “Transfers of Nonmonetary Assets by Promoters or Shareholders” with carryover basis for the net assets acquired from the controlling shareholder. The carryover basis in the net assets acquired from TCM and TS was $3,671 and was transferred to additional paid-in capital upon acquisition.

NOTE 4:    INVESTMENTS IN SECURITIES

The following table summarizes the Company’s investments in available-for-sale securities, as of December 31, 2005:

Investment Description	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Weighted Average Coupon	Years to Maturity
TruPS and subordinated debentures	$2,171,751	$1,421	$(18,975)	$2,154,197	7.4%	29.0
Other securities	63,747	—	(28)	63,719	4.5%	28.9

Total available-for-sale securities	$2,235,498	$1,421	$(19,003)	$2,217,916	7.3%	29.0

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

TruPS included above as available-for-sale securities includes (a) investments in TruPS issued by Trust VIEs of which the Company is not the primary beneficiary and which the Company does not consolidate and (b) transfer of investments in TruPS securities to the Company that were accounted for as a sale pursuant to SFAS No. 140. Subordinated debentures included above represents the primary assets of Trust VIEs that the Company consolidates pursuant to FIN 46R.

The following table summarizes the Company’s investments in security-related receivables, as of December 31, 2005:

Investment Description	Amortized Cost	Weighted Average Coupon	Years to Maturity	Estimated Fair Value
TruPS and subordinated debenture receivables	$308,791	7.8%	29.3	$302,781
Unsecured REIT note receivables	188,819	5.3%	12.7	182,606
CMBS receivables (1)	70,512	5.3%	32.4	69,470

Total	$568,122	6.7%	24.2	$554,857

(1)	CMBS receivables include securities with a fair value totaling $50,542 that are rated “BBB+” and “BBB-” by Standard & Poor’s and securities with a fair value totaling $18,928 that are rated between “AA” and “A-” by Standard & Poor’s.

The Company’s investments in security-related receivables represent securities owned by CDO entities that are accounted for by the Company as financings under SFAS No. 140.

The unrealized losses on the Company’s securities are primarily the result of market interest rate factors rather than credit impairment, and the Company believes that the carrying values are fully realizable over the securities’ expected holding period.

Some of the Company’s investments in securities collateralize debt issued through CDO entities. The Company’s CDO entities are static pools and prohibit the sale of such securities until the mandatory call period, typically 10 years from the CDO entity’s inception. At the mandatory auction call date, remaining securities will be offered in the general market and the proceeds from a successful sale of such securities will be used to repay outstanding indebtedness and liquidate the CDO entity. The assets of the Company’s consolidated CDOs collateralize the debt of such entities and are not available to the Company’s creditors. As of December 31, 2005, CDO notes payable were collateralized by $1,877,530 of principal amount of TruPS and $260,000 of principal amount of unsecured REIT note receivables and CMBS receivables. Some of these investments were eliminated upon the consolidation of various Trust VIEs that the Company consolidates and the corresponding subordinated debentures of the Trust VIEs are included as assets in the Company’s consolidated balance sheet.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

NOTE 5:    INVESTMENTS IN RESIDENTIAL MORTGAGES AND MORTGAGE-RELATED RECEIVABLES

The Company’s investments in residential mortgages and mortgage-related receivables are accounted for at amortized cost. The following tables summarize the Company’s investments in residential mortgages and mortgage-related receivables as of December 31, 2005:

	Unpaid Principal Balance	Unamortized (Discount)	Carrying Amount	Number of Loans and Mortgage-Related Receivables	Average Interest Rate	Average Contractual Maturity date
3/1 Adjustable rate	$177,944	$(377)	$177,567	438	5.7%	August 2035
5/1 Adjustable rate	3,534,643	(13,547)	3,521,096	7,584	5.5%	July 2035
7/1 Adjustable rate	686,139	(1,679)	684,460	1,485	5.7%	July 2035
10/1 Adjustable rate	81,131	(519)	80,612	89	5.7%	June 2035

Total	$4,479,857	$(16,122)	$4,463,735	9,596	5.6%

The estimated fair value of the Company’s residential mortgage loans and mortgage-related receivables was $4,421,616 as of December 31, 2005.

The Company maintains an allowance for loan losses on residential mortgage loans. Specific allowances for loan losses are established for impaired loans based on a comparison of the recorded carrying value of the loan to either the present value of the loan’s expected cash flow, the loan’s estimated market price or the estimated fair value of the underlying collateral. The allowance is increased by charges to operations and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based upon known and inherent risks in the portfolio, historical trends in adjustable rate residential mortgages, the estimated value of underlying collateral, and current and expected future economic conditions. As of December 31, 2005, the Company maintained an allowance for loan losses of $641.

As of December 31, 2005, all of the Company’s residential mortgages and mortgage-related receivables as presented were pledged as collateral through owner-trust residential mortgage securitizations and collateralized obligations issued thereby totaling $4,261,582 as of December 31, 2005. These securitization transactions occurred after the residential mortgages were acquired in whole-loan portfolio transactions. In each of these residential mortgage securitizations, the Company retained all of the subordinated and non-rated mortgage-backed securities issued. These securitization entities are non-qualified special purpose entities and are considered VIEs. Because the Company retained all of the subordinated and non-rated RMBS issued, the Company is the primary beneficiary of these entities and consolidates each of the residential mortgage securitization trusts.

As further discussed in “Note 2: Summary of Significant Accounting Policies,” the components of the Company’s residential mortgage derivatives are as follows as of December 31, 2005:

	Amount	Current Interest Rate
Fair value of residential mortgages, including accrued interest	$85,192	5.7%
Repurchase agreements, including accrued interest	(83,541)	5.1%
Fair value of interest rate hedging arrangements	(42)	N/A

Residential mortgage derivatives	$1,609

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

NOTE 6:    INDEBTEDNESS

The following table summarizes the Company’s indebtedness as of December 31, 2005:

Description	Principal	Unamortized (Discount)	Carrying Amount	Interest Rate Terms	Current Weighted- Average Interest Rate	Contractual Maturity
Repurchase agreements	$220,507	$—	$220,507	Various	4.7%	July 2006
Mortgage-backed securities issued (1)	4,261,582	(30,315)	4,231,267	4.6% to 5.5%(2)	5.0%	2035
Trust preferred obligations	600,470	—	600,470	Various	7.1%	2035
CDO notes payable (1)	2,049,700	—	2,049,700	4.5% to 9.2%	5.2%	2035

Total borrowings	$7,132,259	$(30,315)	$7,101,944

(1)	Excludes mortgage-backed securities and CDO notes payable purchased by the Company which are eliminated in consolidation.
(2)	Rates generally follow the terms of the underlying mortgages, which are fixed for a period of time and variable thereafter.

(a)	Repurchase agreements

During the period from April 28, 2005 through December 31, 2005, the Company was party to repurchase agreements that had $220,507 in borrowings outstanding as of December 31, 2005. These repurchase agreements are used to finance the Company’s investments in subordinated interests in mortgage securitizations that it sponsors and other securities. As these investments incur prepayments or change in fair value, the Company is required to ratably reduce its borrowings outstanding under repurchase agreements. Borrowings under repurchase agreements during the aforementioned period bore interest at one month London Inter-Bank Offered Rate (“LIBOR”) plus a weighted average spread ranging from 5 to 62 basis points. The Company maintains additional repurchase agreements used to finance residential mortgage portfolios before the residential mortgages are securitized. These repurchase agreements were accounted for as a component of the Company’s residential mortgage derivatives during 2005.

(b)	Mortgage-backed securities issued

The Company finances its investments in residential mortgages through the issuance of mortgage-backed securities by non-qualified special purpose securitization entities that are owner trusts. The mortgage-backed securities issued maintain the identical terms of the underlying residential mortgage loans with respect to maturity, duration of the fixed-rate period and floating rate reset provision after the expiration of the fixed-rate period. Principal payments on the mortgage-backed securities issued are match-funded by the receipt of principal payments on the residential mortgage loans. Although residential mortgage loans, which have been securitized, are consolidated on our balance sheet, the non-qualified special purpose entities that hold such residential mortgage loans are separate legal entities. Consequently, the assets of these non-qualified special purpose entities collateralize the debt of such entities and are not available to the Company’s creditors. As of December 31, 2005, $4,479,857 of principal amount residential mortgages and mortgage-related receivables collateralized the Company’s mortgage-backed securities issued.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

(c)	Trust preferred obligations

Trust preferred obligations finance subordinated debentures acquired by Trust VIEs that are consolidated by the Company for the portion of the total TruPS that are owned by entities outside of the consolidated group. These trust preferred obligations bear interest at either variable or fixed rates until maturity, generally 30 years from the date of issuance. The Trust VIE has the ability to prepay the trust preferred obligation at any time, without prepayment penalty, after five years. The Company does not control the timing or ultimate payment of the trust preferred obligations.

(d)	CDO notes payable

CDO notes payable represent notes payable issued by CDO entities used to finance the acquisition of TruPS, unsecured REIT notes, and CMBS securities. Generally, CDO notes payable are comprised of various classes of notes payable, with each class bearing interest at variable or fixed rates.

On June 28, 2005, the Company closed “Taberna Preferred Funding II, Ltd.,” a CDO securitization that provides up to 30-year financing for REITs and real estate operating companies. Taberna Preferred Funding II, Ltd. received commitments for $953,750 of CDO notes, all of which were issued to investors as of December 31, 2005. Taberna Preferred Funding II, Ltd. also issued $89,000 of preference shares upon closing. The Company retained $15,500 of subordinated notes and $47,000 of common and preference shares of Taberna Preferred Funding II, Ltd., excluding discounts.

The notes payable issued by Taberna Preferred Funding II, Ltd. consist of 12 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 43 to 500 basis points or at fixed rates ranging from 4.7% to 7.2%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus a spread ranging from 43 to 290 basis points.

On September 29, 2005, the Company closed “Taberna Preferred Funding III, Ltd.,” a CDO securitization that provides up to 30-year financing for REITs and real estate operating companies. Taberna Preferred Funding III, Ltd. received commitments for $724,500 of CDO notes, all of which were issued to investors as of December 31, 2005. Taberna Preferred Funding III, Ltd. also issued $55,100 of preference shares upon closing. The Company retained $40,000 of subordinated notes and $30,300 of common and preference shares of Taberna Preferred Funding III, Ltd., excluding discounts.

The notes payable issued by Taberna Preferred Funding III, Ltd. consist of 11 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 40 to 450 basis points or at fixed rates ranging from 4.8% to 5.9%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus a spread over LIBOR ranging from 40 to 160 basis points.

On December 23, 2005, the Company closed “Taberna Preferred Funding IV, Ltd.,” a CDO securitization that provides up to 30-year financing for REITs and real estate operating companies. Taberna Preferred Funding IV, Ltd. received commitments for $630,175 of CDO notes payable, of which $453,325 were issued to investors as of December 31, 2005. Taberna Preferred Funding IV, Ltd. also issued $43,000 of preference shares upon closing. The Company retained $26,375 of the subordinated CDO notes payable and $23,000 of common and preference shares of Taberna Preferred Funding IV, Ltd., excluding discounts.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

The notes payable issued by Taberna Preferred Funding IV, Ltd. consist of 10 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 37 to 425 basis points or at fixed rates ranging from 5.9% to 7.7%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus a spread over 90-day LIBOR of 145 basis points.

The assets of the Company’s consolidated CDOs collateralize the debt of such entities and are not available to the Company’s creditors. As of December 31, 2005, the CDO notes payable are collateralized by $1,877,530 of principal amount of TruPS and $260,000 of principal amount of unsecured REIT note receivables and CMBS receivables. A portion of the TruPS that collateralize CDO notes payable are eliminated upon the consolidation of various Trust VIE entities that the Company consolidates. The corresponding subordinated debentures of the Trust VIE entities are included as investments in securities in the Company’s consolidated balance sheet.

NOTE 7:    DERIVATIVE FINANCIAL INSTRUMENTS

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The counterparties to these contractual arrangements are major financial institutions with which the Company and its affiliates may also have other financial relationships. In the event of nonperformance by the counterparties, the Company is potentially exposed to credit loss. However, because of the high credit ratings of the counterparties, the Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges

During the period from April 28, 2005 through December 31, 2005, the Company entered into various interest rate swap contracts to hedge interest rate exposure on CDO notes payable and repurchase agreements. CDO notes payable finance the Company’s investments in TruPS, REIT senior notes and CMBS. Repurchase agreements finance the Company’s investment in residential mortgages or RMBS issued from mortgage securitizations sponsored by the Company.

The Company designates interest rate hedge agreements at inception and determines whether or not the interest rate hedge agreement is highly effective in offsetting interest rate fluctuations associated with the identified indebtedness. The Company’s interest rate hedge agreements used to hedge fluctuations in interest rates associated with CDO notes payable did not qualify for hedge accounting during the period from April 28, 2005 through December 31, 2005. The Company anticipates that it will designate the interest rate hedges during 2006 in order to qualify as an effective hedge pursuant to SFAS No. 133.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

The interest rate hedge agreements are summarized as of December 31, 2005 and for the period from April 28, 2005 through December 31, 2005 as follows :

Hedge Product	Hedged Item	Aggregate Notional	Strike	Maturity	Fair Value as of December 31, 2005	Amounts Reclassified to Earnings for Effective Hedges— Gains (Losses)	Amounts Reclassified to Earnings for Ineffective Hedges— Gains (Losses)
Interest rate swaps	CDO notes payable	$653,750	4.1% to 4.9%	Aug. 2010 to Nov. 2015	$8,696	$—	$15,511
Interest rate swaps	CDO notes payable	425,500	4.6% to 5.1%	Nov. 2010 to Nov. 2015	(693)	—	4,998
Interest rate and basis swaps	CDO notes payable	218,500	4.9% to 5.6%	Feb. 2016	(4,634)	—	(901)
Interest rate swaps	Repurchase agreements	94,833	4.6% to 4.9%	Sept. 2010 to Dec. 2012	510	196	—

Total Portfolio/Weighted Average		$1,392,583			$3,879	$196	$19,608

Amounts reclassified to earnings associated with cash flow hedges are reported in investment interest expense. The fair value of cash flow hedges are reported in other assets and other liabilities.

Free-Standing Derivatives

The Company maintains arrangements with various investment banks regarding CDO securitizations and warehouse facilities. Prior to the completion of a CDO securitization, investments are acquired by the warehouse providers in accordance with the warehouse facilities. Pursuant to the terms of the warehouse agreements, the Company receives the difference between the interest earned on the investments under the warehouse facilities and the interest charged by the warehouse facilities from the dates on which the respective securities are acquired. Under the warehouse agreements, the Company is required to deposit cash collateral with the warehouse provider and as a result, the Company bears the first dollar risk of loss, up to the Company’s warehouse deposit, if (i) an investment funded through the warehouse facility becomes impaired or (ii) a CDO is not completed by the end of the warehouse period, and in either case, if the warehouse facility is required to liquidate the securities at a loss. Upon the completion of a CDO securitization, the cash collateral held by the warehouse provider is returned to the Company. The terms of the warehouse facilities are generally at least nine months. As of December 31, 2005, the Company had approximately $60,356 of cash collateral held by warehouse providers pursuant to warehouse facilities. These arrangements are deemed to be derivative financial instruments and are recorded by the Company at fair value each accounting period with the change in fair value recorded in earnings. These arrangements represent the Company’s only off-balance sheet arrangements.

A summary of these arrangements is as follows:

Warehouse Facility	Warehouse Availability	Funding as of December 31, 2005	Remaining Availability	Maturity
Merrill Lynch International	$200,000	$193,000	$7,000	June 2006
Bear, Stearns & Co. Inc.	500,000	461,500	38,500	March 2006

Total	$700,000	$654,500	$45,500

The financing costs of these warehouse facilities are based on one-month LIBOR plus a spread ranging from 50 to 87.5 basis points.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

Subsequent to December 31, 2005, the Company entered into additional warehouse facilities. As of March 29, 2006, our warehouse facilities had an aggregate availability of up to $950,000.

During the period from April 28, 2005 through December 31, 2005 and for the Predecessor Period, the changes in fair values of the Company’s warehouse financing arrangements were $10,206 of income and $2,102 of loss, respectively, and were recorded as a component of net investment income in the accompanying consolidated statements of income.

NOTE 8:    MINORITY INTEREST

Minority interest represents the interests of third-party investors in each of the Company’s consolidated CDO entities. The following summarizes the Company’s minority interest activity for the period from April 28, 2005 to December 31, 2005:

2005
Beginning Balance	$—
Contributions	86,800
Deferred costs contributed to Trust VIEs	53,166
Income and OCI Allocation—from CDO entities	1,687
Deferred cost amortization allocated to sponsors of Trust VIEs	(616)
Distributions	(2,036)

Ending Balance	$139,001

Minority interest holders are allocated their respective portion of the earnings of each CDO. Each CDO entity makes quarterly distributions to the holders of the CDO notes payable and preferred shares. The distributions to preferred shareholders are determined at each payment date, after the necessary cash reserve accounts are established and after the payment of expenses and interest on the CDO notes payable.

NOTE  9:    BENEFICIARIES’ EQUITY

On April 28, 2005 and May 25, 2005, the Company completed the sale of 19,861,940 common shares at an offering price of $10.00 per share in a private offering. Additionally, the Company issued 2,000,000 common shares to Cohen Bros. as consideration for TCM and TS. The Company received proceeds from this offering of $183,232, net of placement fees and offering costs, including approximately $5,000 in cash obtained in the TCM acquisition.

On August 11 and August 12, 2005, the Company completed the sale of 20,700,000 common shares at an offering price of $12.00 per share, in a private offering to qualified institutional buyers. The Company received proceeds from this offering of $230,066, net of placement fees and offering costs.

During the period from April 28, 2005 through December 31, 2005, the Company granted 1,091,232 restricted common shares to various employees and trustees of the Company in various awards. These restricted shares vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant. The weighted average grant date fair value of these awards was $10.09. The fair value of the awards, at each award date, was based on the recent trading history of the Company’s common shares on The PORTAL Market®, a subsidiary of The NASDAQ Stock Market, Inc. The Company is amortizing such amounts as compensation expense over the vesting period. From April 28, 2005 through December 31, 2005, the

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

Company recorded amortization expense of $2,388 related to these awards. Through December 31, 2005, 238,221 of these restricted shares had vested.

On July 11, 2005, the Company’s board of trustees declared an initial distribution of $0.24 per common share totaling $5,506 that was paid on July 29, 2005 to shareholders of record as of July 21, 2005.

On October 21, 2005, the Company’s board of trustees declared a quarterly distribution of $0.30 per common share totaling $13,093 that was paid on November 8, 2005 to shareholders of record as of October 31, 2005.

On January 20, 2006, the Company’s board of trustees declared a quarterly distribution of $0.30 per common share totaling $13,093 that was paid on February 9, 2006 to shareholders of record as of January 30, 2006.

NOTE 10:    EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted earnings per share for the period from April 28, 2005 through December 31, 2005:

	Basic	Diluted
Net income	$16,853	$16,853

Weighted-average common shares outstanding	33,835,490	33,835,490
Unvested restricted shares under the treasury stock method	—	168,055

Total weighted-average shares	33,835,490	34,003,545

Earnings per share	$0.50	$0.50

The Company includes restricted stock issued and outstanding in its earnings per share computation as follows: vested restricted shares are included in basic weighted-average common shares and unvested restricted shares are included in the diluted weighted-average shares under the treasury stock method.

NOTE 11:    INCOME TAXES

The Company intends to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code beginning with its taxable year ended December 31, 2005. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to U.S. federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to U.S. federal income taxes on its taxable income at regular corporate rates, and it will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and cash available for distributions to shareholders. However, the Company believes that it will be organized and operated in such a manner as to qualify for treatment as a REIT, and it intends to operate in the foreseeable future in a manner so that it will qualify as a REIT for U.S. federal income tax purposes. The Company may be subject to certain state and local taxes.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred costs by the CDO entities. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are expensed and are paid by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

The Predecessor entities are limited liability companies which have elected to be taxed as corporations for income tax purposes. As a result, the Predecessor entities are not pass-through entities for tax purposes and a provision for income taxes has been recorded in the Predecessor Period.

The components of the provision for income taxes as it relates to the Company’s taxable income from domestic TRSs during the period for April 28, 2005 to December 31, 2005 and for the Predecessor during the Predecessor Period were as follows:

	For the period from April 28, 2005 through December 31, 2005			Predecessor Period
	Federal	State and Local, net of Federal Benefit	Total	Federal	State and Local, net of Federal Benefit	Total
Current	$5,267	$1,972	$7,239	$1,612	$515	$2,127
Deferred	1,940	624	2,564	(865)	(276)	(1,141)

Provision for income taxes	$7,207	$2,596	$9,803	$747	$239	$986

A reconciliation of the statutory tax rates to the effective rates are as follows:

	For the Period from April 28, 2005 to December 31, 2005	For the Predecessor Period
Federal statutory rate	35.0%	35.0%
State statutory rate, net of federal benefit	11.2%	12.1%
Permanent differences	—%	2.6%
Other	1.2%	—%

Effective tax rates for domestic TRSs and the Predecessor, respectively	47.4%	49.7%

The Company’s consolidated effective tax rate was 36.8% for the period from April 28, 2005 through December 31, 2005 with the differences primarily attributable to taxable income that is eliminated in consolidation and unrealized gains on interest rate hedges.

Significant components of the Company’s deferred tax assets (liabilities) are as follows:

	As of December 31, 2005	As of April 27, 2005
Deferred Tax Assets (Liabilities)
Stock compensation	$(2,564)	$—
Non-cash change in fair value of non-hedge derivatives	1,079	1,141
Deferred rent	62	—

Total deferred tax assets (liabilities)	$(1,423)	$1,141

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

Deferred tax liabilities, net of deferred tax assets, are included in other liabilities in the accompanying financial statements.

Certain TRS entities are domiciled in the Cayman Islands and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally will be included in the Company’s income on a current basis, whether or not distributed. Upon distribution of any previously included income to the Company, no incremental U.S. federal, state, or local income taxes would be payable by the Company. Accordingly, no provision for income taxes for the period from April 28, 2005 through December 31, 2005 has been recorded for these foreign TRS entities.

NOTE 12:    ACCUMULATED OTHER COMPREHENSIVE LOSS

The Company’s accumulated other comprehensive loss account is comprised of changes in the fair value of cash flows hedges that qualify for hedge accounting under SFAS No. 133 and the change in fair value of available for sale securities. These amounts are net of amounts reclassified to earnings during the period and amounts allocated to minority interest holders. The following is a tabular presentation of the Company’s accumulated other comprehensive loss as of and for the period from April 28, 2005 through December 31, 2005:

Description	Cash Flow Hedges	Available-for-sale securities	Total
Beginning balance	$—	$—	$—
Change in fair value during the period	1,884	(17,582)	(15,698)
Amounts reclassified to earnings during the period	196	—	196
Amounts allocated to minority interest during the period	—	10,321	10,321

Total	$2,080	$(7,261)	$(5,181)

The above items relate to activities of nontaxable consolidated entities.

NOTE 13:    RELATED PARTY TRANSACTIONS

The Company’s Chairman of the Board and Chief Executive Officer, Daniel G. Cohen, holds controlling positions in various companies with which the Company conducts business. Each transaction is described below:

a).	Cohen Bros. Shared Services—the Company shares office space and related resources with Cohen Bros., which is 100% owned by Daniel G. Cohen. The Company’s agreement with Cohen Bros. requires a fixed monthly payment of $17.5, which includes the Company’s occupancy costs, technology costs, and administrative support. For other services provided as needed, the Company pays Cohen Bros. for the cost of providing such services plus 10% of such cost. Separately, Cohen Bros. also provides certain investment management services to the Company. For these services, the Company pays Cohen Bros. a fee equal to 10 basis points on the amount of investments under management by the Company, subject to a minimum fee of $250 per year and a maximum fee of $750 per year. This agreement can be renewed for additional one-year periods with the approval of a majority of the independent members of the Company’s board of trustees.

During the period from April 28, 2005 through December 31, 2005, the Company incurred Shared Service expenses of approximately $891. Additionally, the Company reimbursed Cohen Bros. for expenses incurred on the Company’s behalf.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

During the Predecessor Period, Cohen Bros. provided various management services to the Predecessor and allocated costs accordingly. As of December, the Company had a receivable from Cohen Bros. for income taxes incurred during the Predecessor Period. This receivable was collected in March 2006.

b).	Cohen Bros. Origination Fees—during the period from April 28, 2005 through December 31, 2005, Cohen Bros. provided origination services for investments funded by the Company’s warehouse facilities or CDOs and provided placement services for certain debt and equity securities issued by CDO securitizations. For these services, Cohen Bros. received approximately $31,020 and $2,046 in fees, respectively.

c).	The Bancorp, Inc.—the Company maintains cash balances at The Bancorp, Inc. Daniel G. Cohen is the chairman of the board of directors of The Bancorp, Inc. As of December 31, 2005, the Company had $15,023 of its cash and cash equivalents on deposit in interest and non-interest bearing accounts at The Bancorp, Inc. The Company earned approximately $144 on its deposits held in 2.4% interest-bearing accounts during the period from April 28, 2005 through December 31, 2005. The Company paid an officer of The Bancorp, Inc. $69.5 for due diligence services associated with the Company’s purchase of certain pools of residential mortgages during 2005.

NOTE 14:    COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS

The Company maintains a lease agreement for office space in New York, New York and occupies office space in Philadelphia, Pennsylvania under a shared service agreement with Cohen Bros. The New York lease agreement has a 10 year term and was assigned to the Company from Cohen Bros. in November 2005. The Company will share the New York office space with Cohen Bros. and will bill Cohen Bros. its ratable portion of the monthly rent and other charges. Total rent expense during the period from April 28, 2005 to December 31, 2005 relating to this lease was $135. The minimum cash payments due under this lease are as follows by fiscal year: 2006—$550, 2007 through 2010—$825 per year and $4,588 for the remaining term of the lease. The Company was required to place a letter of credit totaling $1,193 as collateral for the New York lease agreement. Our New York lease expires in March 2016.

TCM, a wholly-owned subsidiary of the Company, maintains a 401(k) plan for employees. The 401(k) plan provides for a minimum guaranteed employer match for all participants equal to 4% of the employee’s eligible compensation and an additional 2% discretionary profit sharing match for all eligible participants. During the period from April 28, 2005 through December 31, 2005, the Company expensed approximately $73 associated with this 401(k) plan.

From time to time, the Company may be involved in litigation of various matters. To date, the Company has not been involved in or informed of any pending or threatened litigation.

NOTE 15:    NEW ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections—A Replacement of APB Opinion No. 20 and SFAS No. 3” (“SFAS No. 154”). SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring that a voluntary change in accounting principle be applied retrospectively with all prior periods’ financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also requires that a change in depreciation or amortization for long-lived, non-financial assets be accounted for as

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2005

(Dollars in thousands, except share and per share amounts)

a change in accounting estimate effected by a change in accounting principle, and corrections of errors in previously issued financial statements should be termed a “restatement.” SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management believes that the adoption of SFAS No. 154 will not have a material effect on the Company’s consolidated financial statements.

In November 2005, the FASB issued FASB Staff Position FAS 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1”). FSP 115-1 addresses the determination of when an investment is considered impaired, whether that impairment is other-than-temporary and the measurement of an impairment loss. In addition, FSP 115-1 includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in FSP 115-1 amends SFAS No. 115 and adds a footnote to APB Opinion No. 18 “The Equity Method of Accounting for Investments in Common Stock.” FSP 115-1 also nullifies certain requirements of Emerging Issues Task Force No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The effective date for FSP 115-1 is reporting periods beginning after December 15, 2005. Management believes that the adoption of FSP 115-1 will not have a material effect on the Company’s consolidated financial statements.

Taberna Realty Finance Trust

Schedule II—Valuation and Qualifying Accounts

Year	Balance at Beginning of Period	Additions Charged to Expense	Deductions	Balance at End of Period
Period from April 28, 2005 to December 31, 2005	$—	$641	$—	$641

Taberna Realty Finance Trust

Schedule IV—Mortgage Loans on Real Estate and Mortgage-Related Receivables

As of December 31, 2005

(dollars in thousands)

		Interest Rate		Maturity Date		Original Principal
Description of mortgages	Number of Loans	Lowest	Highest	Lowest	Highest	Lowest	Highest	Total Carrying Amount of Mortgages (a), (b)
Residential mortgages (c)
3/1 Adjustable Rate Mortgages 2-4 Family	4	5.9%	7.0%	7/1/35	9/1/35	$408	$829	$2,314
Condominium	73	4.8%	6.6%	5/1/35	11/1/35	94	1,000	27,308
PUD	84	4.1%	7.0%	3/1/35	11/1/35	104	1,000	29,169
Single Family	277	4.0%	7.5%	9/1/33	11/1/35	60	2,000	118,776

Subtotal	438	4.0%	7.5%	9/1/33	11/1/35	60	2,000	177,567
5/1 Adjustable Rate Mortgages
2-4 Family	157	4.9%	8.4%	10/1/32	11/1/35	59	1,350	65,546
Condominium	1,242	3.9%	8.6%	10/1/32	11/1/35	34	2,000	500,380
CO-OP	26	4.9%	6.1%	4/1/35	11/1/35	135	1,500	14,560
PUD	977	4.1%	8.5%	4/1/33	11/1/35	79	3,000	390,464
Single Family	5,182	2.4%	8.9%	8/1/32	11/1/35	41	5,500	2,550,146

Subtotal	7,584	2.4%	8.9%	8/1/32	11/1/35	34	5,500	3,521,096
7/1 Adjustable Rate Mortgages
2-4 Family	24	5.0%	7.8%	9/1/34	11/1/35	121	1,500	11,178
Condominium	209	4.3%	7.0%	11/1/33	11/1/35	85	1,000	81,474
CO-OP	9	5.1%	5.6%	6/1/35	9/1/35	69	1,302	5,905
PUD	311	4.9%	7.0%	12/1/34	11/1/35	100	1,980	161,028
Single Family	932	4.1%	8.1%	9/1/33	11/1/35	58	2,280	424,875

Subtotal	1,485	4.1%	8.1%	9/1/33	11/1/35	58	2,280	684,460
10/1 Adjustable Rate Mortgages
Condominium	2	5.0%	5.6%	8/1/35	8/1/35	300	644	938
CO-OP	1	5.4%	5.4%	7/1/35	7/1/35	655	655	651
PUD	22	5.4%	6.1%	2/1/35	9/1/35	450	2,250	22,553
Single Family	64	5.1%	6.3%	4/1/35	9/1/35	225	2,870	56,470

Subtotal	89	5.0%	6.3%	2/1/35	9/1/35	225	2,870	80,612

Total residential mortgages	9,596	2.4%	8.9%	8/1/32	11/1/35	$34	$5,500	$4,463,735

(a)	The tax basis of the residential mortgages loans is $4,548,301, including $84,276 of residential mortgages included in the residential mortgage derivatives and not included in the table above.
(b)	Reconciliation of Carrying Amount of Residential Mortgages:

	For the Period from April 28, 2005 through December 31, 2005	For the Period from March 3, 2005 through April 27, 2005
Balance, beginning of period	$—	$—
Additions during period:
New mortgage loans	4,572,800	—

Deductions during period:
Collections of principal	(108,770)	—
Amortization of premiums	(295)	—

Balance, end of period	$4,463,735	$—

(c)	Summary of Residential Mortgages by Geographic Location:

		Interest Rate		Original Principal		Total Carrying Amount of Mortgages (a)
Location by State	Number of Loans	Lowest	Highest	Lowest	Highest
California	3,592	3.9%	8.1%	$70	$3,725	$1,937,201
Florida	809	3.8%	8.9%	60	2,000	299,751
Virginia	532	3.9%	8.3%	105	1,750	241,974
Arizona	416	4.0%	7.5%	73	3,000	150,462
New Jersey	338	4.3%	8.1%	94	2,000	161,407
Nevada	325	4.1%	7.1%	76	5,500	137,426
Washington	288	3.5%	7.5%	98	2,000	115,889
Maryland	285	4.3%	8.4%	90	1,848	137,115
Illinois	265	4.1%	7.4%	75	2,000	119,314
New York	243	4.4%	8.3%	69	2,250	136,972
Colorado	239	4.5%	7.4%	34	2,000	102,702
Georgia	222	4.4%	7.3%	60	1,560	75,176
Michigan	209	4.0%	7.3%	54	2,657	60,204
Massachusetts	194	4.3%	8.4%	164	1,995	101,818
Minnesota	162	4.4%	7.3%	110	1,470	68,207
North Carolina	155	4.3%	7.8%	70	1,512	65,104
Oregon	146	4.4%	7.3%	68	1,600	47,760
Texas	130	4.1%	7.4%	55	1,549	52,937
Connecticut	101	4.1%	7.0%	114	3,195	66,884
Ohio	100	2.4%	8.6%	41	1,400	32,663
Pennsylvania	99	4.0%	7.8%	59	1,700	34,969
Hawaii	73	4.5%	7.0%	90	2,000	45,465
Utah	69	4.5%	7.3%	88	2,280	23,348
South Carolina	67	4.5%	6.9%	79	3,000	31,162
District of Columbia	66	4.4%	6.9%	150	1,181	33,095
Missouri	62	4.4%	7.4%	63	1,500	22,348
Tennessee	49	4.5%	7.0%	81	979	16,371
Idaho	47	4.8%	7.6%	58	1,100	18,545
Wisconsin	43	4.6%	7.5%	50	2,500	23,337
New Hampshire	31	4.6%	7.9%	70	1,591	11,560
Alabama	31	4.5%	6.6%	94	1,127	9,738
Indiana	29	4.0%	7.6%	92	1,000	9,206
Kentucky	28	4.3%	6.9%	111	892	9,718
Delaware	23	4.6%	7.9%	103	1,365	9,364
Rhode Island	18	4.5%	7.9%	120	1,000	8,212
Iowa	17	4.5%	7.1%	87	650	4,855
New Mexico	15	4.6%	6.9%	114	1,250	7,402
Kansas	13	4.6%	6.9%	96	1,392	5,241
West Virginia	10	5.1%	6.8%	152	452	2,975
Montana	9	5.0%	6.0%	128	1,500	5,007
Vermont	7	4.8%	5.5%	120	1,000	4,378
Wyoming	6	5.5%	6.1%	134	2,585	5,873
Arkansas	6	4.6%	5.9%	99	569	2,016
Louisiana	5	5.3%	6.5%	107	615	1,106
Maine	5	5.1%	5.9%	108	805	2,032
North Dakota	4	4.8%	5.6%	128	520	1,269
Nebraska	3	5.0%	6.0%	92	735	973
Mississippi	3	5.6%	6.5%	109	123	348
Alaska	3	4.8%	5.4%	200	700	1,293
South Dakota	2	5.3%	5.8%	133	620	748
Oklahoma	2	5.4%	5.6%	332	488	815

Total	9,596	2.4%	8.9%	$34	$5,500	$4,463,735